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                                                                     Exhibit 3.6




                                     BYLAWS
                                       OF
                               TA LICENSING, INC.


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                                     BYLAWS

                                       OF
                               TA LICENSING, INC.
                                  *************
                       ARTICLE I - STOCKHOLDERS' MEETINGS

         Section 1.1 General.

         Each meeting of Stockholders of the Corporation shall be held at such place within Delaware as may be selected from time to time by the Board of Directors.

         Section 1.2 Annual Meetings.

         The annual meeting of the Stockholders shall be held not later than thirteen months after the previous annual meeting of stockholders on such specific date as determined by the Board of Directors (the first annual meeting of the Corporation to occur on or before thirteen months after the organizational meeting of the Board of Directors). At the annual meeting, the Stockholders shall elect Directors to succeed those Directors whose terms expire and shall transact such other business as may properly be brought before the meeting. If the annual meeting for the election of directors is not held within thirteen months of the previous annual meeting, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient.

         Section 1.3 Special Meetings.

         Special meetings of the Stockholders may be called at any time by the President, the Board of Directors, a majority of the Stockholders or as otherwise provided by the Certificate of Incorporation or by Delaware Code Title 8 (the "Delaware General Corporation Law"), as amended, and shall be held at such time and place within Delaware as he or they shall fix. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

         Section 1.4 Quorum.

         A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

         Section 1.5 Proxies.


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         Each Stockholder entitled to vote at Stockholders' meeting may vote in person or by proxy authorized by an instrument in writing filed with the secretary before the start of such meeting.

         Section 1.6 Voting.

         Each Stockholder shall have one vote for each share entitled to vote which is registered in such Stockholder's name on the record date for such meeting, except as otherwise provided in these bylaws, the Certificate of Incorporation, or the Delaware General Corporation Law. All voting, except as otherwise provided by law, may be by a voice vote; provided, that any Stockholder may in person or by proxy demand a vote by written ballot. Unless otherwise provided for in these bylaws or by law, all matters voted upon shall be determined by a majority of shares outstanding that are entitled to vote on such matter.

         Section 1.7 Notice of Meetings.

         Whenever Stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place (within Delaware), date and time of the meeting. In the case of a special meeting, the notice shall state the purpose(s) for which the meeting has been called. Unless otherwise provided in these bylaws or by law, written notice of each meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting.

         Section 1.8  Written Consent in Lieu of Meeting.

         Any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

         Section 1.9 List of Stockholders.

         Upon request in writing by a Stockholder, the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. No share of stock upon which any installment is due and unpaid on the record date for a meeting shall be voted at such meeting. The list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.


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                             ARTICLE II - DIRECTORS

         Section 2.1 Number and Term.

                  Section 2.1.1 General. The number of Directors who shall constitute the Board of Directors shall be such number as the Board of Directors shall, in accordance with the provisions provided in these bylaws, from time to time determine, except that in the absence of any such determination, such number shall be three (3). A Director need not be a Stockholder in the Corporation. The Directors shall be elected by the Stockholders at the annual meeting of Stockholders of the Corporation, and each Director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

                  Section 2.1.2 Increase in Number of Directors. The Board of Directors may increase the number Of Directors between annual meetings of Stockholders upon the approval of a majority of the Directors then serving. Such additional Directors shall be elected by a vote of a majority of those Directors then holding office. Directors so elected shall serve until the next annual meeting of Stockholders and until their successors are elected and qualified.

                  Section 2.1.3 Decrease in Number of Directors. Any decrease in the authorized number of DirectOrs shall only become effective by approval of at least 75% of the Stockholders of the Corporation.

                  Section 2.1.4 Vacancies. If the office of any Director becomes vacant for any reason, a majoriTy of the Directors remaining in office, even if less than a quorum, may elect a successor Director for the un-expired term of the position that was vacated.

         Section 2.2 Regular Meetings.

         Regular meetings of the Board of Directors shall be held without notice at such time, date and place within Delaware as shall be determined by the Board of Directors.

         Section 2.3 Special Meetings.

                  Section 2.3.1 General. Special meetings of the Board of Directors may be called by any Director, the President, such person whom the Board of Directors may designate, or a majority of the Stockholders of the Corporation. Special meetings of the Board of Directors shall be held at such time, date and place within Delaware as the person or persons calling such meeting shall designate.

                  Section 2.3.2 Notice. Notice of a special meeting of the Board of Directors shall be given to Each Director, by whom it is not waived, not less than two (2) days in advance of such meeting. Unless otherwise indicated in the notice of such meeting, any business may be transacted at such meeting.


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         Section 2.4 Quorum.

         Fifty Percent (50%) of the total number of directors then authorized shall constitute a quorum for the transaction of any business of the Board of Directors.

         Section 2.5 Written Consent in Lieu of Meeting.

         Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 2.6 Participation in Meeting by Conference Telephone.

         One or more Directors may participate in a meeting of the Board of Directors, of a committee of the Board of Directors or of the Stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting for quorum purposes only if the Director is present within the State of Delaware.

         Section 2.7 Compensation.

         Directors shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing contained in these bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 2.8 Removal.

         Any Director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.


                             ARTICLE III - OFFICERS

         Section 3.1 General.

         The executive officers of the Corporation shall be chosen by the Directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors, one or more Vice Presidents, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

         Section 3.2 Salaries.

         Salaries of each officer and agent of the Corporation, if any, shall be fixed by the Board of Directors.


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         Section 3.3 Term of Office.

         The officers of the Corporation shall hold office for one year and until successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby.

         Section 3.4 President.

         The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by law exclusively conferred on the President, to any other officer or officers of the Corporation. The President shall execute bonds and mortgages requiring a seal, under the seal of the Corporation, and shall have the general power and duties of supervision and management usually vested in the office of President of a Corporation. In the absence of the Chairman of the Board of Directors, the President shall preside at the meetings of the Stockholders and the Board of Directors.

         Section 3.5 Vice President.

         The Vice President, if such office is created, shall assist the President in the carrying out of the President's duties as an officer of the Corporation and shall have such other powers and duties as may be assigned to him by the Board of Directors. In the absence or disability of the President, the Vice President shall perform the duties and exercise the powers of the President.

         Section 3.6 Secretary.

         The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and act as clerk thereof, and (except when the Board of Directors has delegated these duties to legal counsel) record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. The Secretary shall give, or cause to be given (except when the Board of Directors has delegated these duties to legal counsel), notice of all meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. The Secretary (except when the Board of Directors has delegated these duties to legal counsel) shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board of Directors shall affix the same to such instrument requiring the seal of the Corporation. In the absence of the President and Vice President, the Secretary shall exercise the powers of the President.

         Section 3.7 Treasurer.

         The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation.


         The Treasurer, along with other officers, shall disburse the funds of the Corporation as


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directed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation.

         Section 3.8 Vacancies.

         Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


                         ARTICLE IV - CORPORATE RECORDS

         Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under the oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or such other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its principal office.


                         ARTICLE V - STOCK CERTIFICATES

         Section 5.1 General.

         The stock certificates of the Corporation shall be numbered and registered as they are issued in the stock ledger and transfer books of the Corporation. They shall bear the corporate seal and shall be signed by the President and Secretary of the Corporation.

         Section 5.2 Transfers.

         Transfers of stock shall be made on the books of the Corporation upon surrender of the share certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         Section 5.3 Lost Certificates.

         The Corporation may issue a new stock certificate in place of any certificate validly issued, which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of such certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


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         Section 5.4 Record Date.

         In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before any other action.

         If no record date is fixed:

                  Section 5.4.1 the record date for determining Stockholders entitled to notice of or to vote at A meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  Section 5.4.2 the record date for determining Stockholders entitled to express consent to corpoRate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  Section 5.4.3 the record date for determining Stockholders for any other purpose shall be at thE close of business on the day on which the Board of Directors adopts the resolution relating to such matter.

                  Section 5.4.4 a determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS

         Section 6.1 Declaration and Payment.

         The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner, and upon the terms and conditions provided by law.

         Section 6.2 Reserves.

         Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the Board of Directors, from time to time, in its sole discretion, determines to be in the best interests of the Corporation. The Board of Directors may abolish any such reserve at any time in the same manner in which such reserve was created.


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                              ARTICLE VII - NOTICE

         Section 7.1 General.

         Except as otherwise provided in these bylaws, the Certificate of Incorporation or in the Delaware General Corporation Law, any notice required to be given to any Stockholder, director, officer, employee or agent of the Corporation shall be in writing and may be delivered by (i) hand, (ii) United States first class mail, postage prepaid, (iii) Federal Express (or any other nationally recognized courier), delivery charge prepaid, or (iv) telecopy or any other similar facsimile device, provided a confirmation sheet is available to confirm transmission. Each notice shall be addressed to the recipient at such recipient's last known address (or telecopy number) as it appears in the applicable records of the Corporation. Such notice shall be effective: (i) if hand delivered or couriered, when received; (ii) if mailed, five (5) days after the same as been deposited into the U.S. mails; and (iii) if dispatched by telecopy or facsimile device, two (2) days after dispatch.

         Section 7.2 Waiver.

         Whenever any written notice is required by statute, or by other law, a written waiver of any notice, signed by the recipient thereof, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the giving of such notice. Neither the business nor the purpose of any meeting is required to be specified in such waiver. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.


                          ARTICLE VIII - MISCELLANEOUS

         Section 8.1 Financial Transactions.

         All financial transactions of the Corporation, including the execution of checks, demands for money and notes of the Corporation, shall be signed by such officer or officers as the Board of Directors may from time to time determine.

         Section 8.2 Fiscal Year.

         The fiscal year of the Corporation shall be as determined by the Board of Directors.

         Section 8.3 Corporate Seal.

         The Board of Directors shall approve a seal of the Corporation, which shall meet the requirements imposed by law.

         Section 8.4 Reliance upon Books and Records.

         The Directors and officers of the Corporation shall, in the performance of their duties as such, be fully protected in relying in good faith on the books and records of the Corporation.


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         Section 8.5 Insurance.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any other legal entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

         Section 8.6 Indemnification.

                  Section 8.6.1 Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.

                  In the case of any such amendment, the Corporation shall indemnify such director, officer, employee or agent only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment. The indemnification provided for herein shall be indemnification against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be


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         indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  Section 8.6.2 If a claim under Section 8.6.1 of this Section is not paid in full by the CorporatIon within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

                  Section 8.6.3 Notwithstanding any limitation to the contrary contained in Section 8.6.1 and Section 8.6.2 of this Article, the corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section , and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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         The undersigned, Secretary of the Corporation, does hereby certify that the foregoing is a true copy of the bylaws of the Corporation that are in effect on the date hereof.



Dated: February 23, 2000                       /s/ Andrew T. Panaccione  [SEAL]
                                               -------------------------
                                               Andrew T. Panaccione, Secretary


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